UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2004

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

ITEMS TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2004, Flextronics International Ltd. (“Flextronics”) announced that Robert R.B. Dykes, Chief Financial Officer and President, Systems Group for Flextronics resigned to take a position with another company. Mr. Dykes will remain in his position at Flextronics until December 31, 2004 but will continue to advise and assist Flextronics on a variety of projects as required during the first calendar quarter of 2005.

Also on December 14, 2004, Flextronics announced that Thomas J. Smach was appointed Chief Financial Officer of Flextronics. Mr. Smach is 44 years old and has served as Senior Vice President, Finance of Flextronics since April 2000 following Flextronics’s acquisition of the Dii Group, Inc. (“Dii”), a provider of electronics manufacturing services. From August 1997 to April 2000, he served as Senior Vice President, Chief Financial Officer and Treasurer of Dii.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flextronics International Ltd.

Date: December 17, 2004
	By:	/s/ Michael E. Marks

Michael E. Marks
Chief Executive Officer